U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 25, 2003

AMEDISYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

0-24260	11-3131700
(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Mead Road, Suite 300, Baton Rouge, LA 70816

(Address of principal executive offices including zip code)

(225) 292-2031

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On November 25, 2003, Amedisys, Inc. (“the Company”) completed a $22,800,000 private placement financing. The Company sold 1.9 million shares of its common stock at a negotiated price of $12.00 per share.

The company engaged Jefferies & Company, Inc. and Raymond James & Associates as placement agents for the transaction pursuant to which the placement agents received approximately 6% of the gross proceeds in cash and warrants to purchase up to 95,000 shares of common stock exercisable at $14.40 per share.

Approximately $4.3 million of the net proceeds of the offering (approximately $21.5 million) were used to prepay Medicare debt and the remainder was used to eliminate the Company’s working capital deficit.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

10.1	Form of Purchase Agreement by and among Amedisys, Inc. and the purchasers set forth of the signature pages thereto.

10.2	Form of Warrants to be issued by Amedisys, Inc. to Jefferies & Company.

10.3	Form of Warrants to be issued by Amedisys, Inc. to Raymond James & Associates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Gregory H. Browne

Gregory H. Browne Chief Financial Officer

DATE: December 10, 2003